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EXHIBIT 10.9

FIRST AMENDMENT TO THE OXFORD INDUSTRIES, INC.
DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2008

        WHEREAS, Oxford Industries, Inc. ("Oxford") sponsors the Oxford Industries, Inc. Deferred Compensation Plan, as amended and restated effective January 1, 2008 (the "Plan"); and

        WHEREAS, Oxford desires to amend the Plan to change the definition of eligible employee for purposes of determining who may participate in the Plan, and also to modify the rate of employer matching contributions available under the Plan.

        NOW THEREFORE, Oxford, pursuant to the approval of its Board of Directors, hereby amends the Plan as follows effective as of January 1, 2010:

          1.     Section 1.10.    Eligible Employee, is hereby amended to read as follows:

            Section 1.10.    Eligible Employee—means, for each Plan Year, any Employee of a Company who was an Eligible Employee on December 31, 2009, and any other Employee of a Company whose gross annual rate of base salary is $150,000 or more. The Committee in its discretion may adjust the foregoing salary threshold for Plan Years subsequent to Plan Year 2010; provided, however, that unless otherwise determined by the Committee, an increase in the salary threshold shall not apply to an Employee who commenced participation in the Plan prior to the Plan Year in which such increase is effective.

          2.     Article III.    MATCHING CONTRIBUTIONS, is hereby amended to read as follows:

            Unless otherwise determined by the Committee, Oxford shall credit the Account of each Eligible Employee who elects to defer the Minimum Deferral Amount for a Plan Year with a Matching Contribution equal to 2% of his or her Excess Compensation for such Plan Year.

        IN WITNESS WHEREOF, Oxford has caused this First Amendment to the Plan to be executed on the date set forth below.

OXFORD INDUSTRIES, INC.
By:	/s/ THOMAS C. CHUBB III
	Name:	Thomas C. Chubb III
	Title:	President
Date:	December 7, 2009

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  EXHIBIT 10.9
FIRST AMENDMENT TO THE OXFORD INDUSTRIES, INC. DEFERRED COMPENSATION PLAN AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2008